Exhibit F

Opening of Account

for natural persons

                                                                       101 e0801
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Account name

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Holder of Account/Safe Custody Account
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Last name                                 First name(s)

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Street address                            Postal code, town, country

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Nationality                               Date of birth

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ID document: type and no.                 Place of issue and date of ID document

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Home telephone no.                        Business telephone no.

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Correspondence

|_| German           |_| English          |_| French         |_|
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|_| to be sent to the following address   |_| to be sent to the above address
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|_| to be held at the Bank
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I/We hereby establish a business relationship with Bank Vontobel AG which shall be conducted under the above-mentioned designation.

I/We agree to the Bank entering into fiduciary transactions and confer proxy to vote at general meetings in accordance with the enclosed provisions. Furthermore, I/we acknowledge receipt of the brochure "Special Risks in Securities Trading".

I/We hereby acknowledge receipt of a copy of the General Business Conditions and the Safe Custody Regulations of the Bank and am/are in agreement with the contents thereof. In particular, I/we agree with the stipulation that Zurich 1 shall be the place of jurisdiction.

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Place and date                            Signature

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Initials of bank officer verifying the accuracy of the statements and identity

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Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Authorization to Vote by Proxy at General Meetings

                                                                        102e0801
================================================================================

The Client (hereinafter referred to as "the proxy giver") hereby authorizes Bank Vontobel AG, Zurich (hereinafter referred to as "the Bank") to vote by proxy on his/her behalf, with the right of substitution and without placing the Bank under any legal obligation, at ordinary and extraordinary general meetings of shareholders in respect of shares, non-certificated book entries or any other corporate instruments held in his/her custody account.

If the Bank intends to use its proxy authorization it will request specific instructions from the proxy giver for the forthcoming general meeting. If the instructions are not received by the Bank or fail to reach the Bank in time, the latter will cast its proxy vote in line with the proposals of the Board of Directors.

If the proxy giver wishes to exercise the voting rights from bearer shares personally, an admission ticket for the general meeting in question must be requested from the Bank in good time.

This authorization remains valid until revoked. It will not expire on the death of the proxy giver or if the latter is declared missing, loses his/her capacity to act or becomes bankrupt.


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

General Business Conditions                                          Page 1 / 2


                                                                        103e0801
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The Bank's General Business Conditions and Safe Custody Regulations determine the mutual relationships between the Client and the Bank, without prejudice to any special agreements or special conditions relating to specific types of transaction. In particular, stock exchange transactions are governed by local usage.

1.    Right of Disposal

The rules regarding signatory powers as notified to the Bank in writing shall, notwithstanding any different arrangements set out in entries in the Corporate Register or in published announcements, remain in force until such time as they shall have been countermanded by a written communication to the Bank, this without prejudice to any legal provisions governing mandatory powers of representation.

      Should the Client wish to confer right of disposal on a third party, an appropriate power of attorney shall be agreed in writing with the Bank. Any person vested until further notice with power of attorney shall be deemed by the Bank to be the authorized representative of the Client until such time as the said power of attorney shall have been countermanded in writing.

2.    Verification of Signatures and Proof of Identity

The Bank shall take all due care to verify that signatures are the authentic signatures of the Clients or of their authorized representatives. The Client shall be liable for any damage that may arise from forgeries and failure to detect inadequate proof of identity, except in the event of gross negligence on the part of the Bank.

3.    Incapacity to Act

The Client shall be liable for any damage that may arise as the result of his/her own incapacity to act or that of third parties unless his/her own incapacity to act has been announced in an official Swiss gazette or that of third parties has been notified to the Bank in writing.

4.    Notifications by the Bank

All notifications issued by the Bank shall be deemed to have been duly effected if sent to the last address given by the Client. The dates of despatch shall be deemed to be the dates on the file copies held by the Bank.

      Any correspondence to be held at the Bank, such as communications issued by the Bank (letters, advices, account/safe custody statements and, in particular, communications regarding conversions, warrants, rights, etc.) shall not be mailed but retained physically or electronically in a file which will be kept at the Bank for a period of three years and then destroyed. In the absence of any notice to the contrary, correspondence kept in said file shall be deemed to have been duly delivered on the dates appearing on the Bank's copies of said correspondence.

5.    Errors of Transmission

Any damage that may arise from the use of the postal service, telephone, fax or other means of communication or transport on account of loss, delay, misunderstanding, mutilation or duplication shall be borne by the Client, except in the event of gross negligence on the part of the Bank.

6.    Complaints and Objections

Any complaints by the Client regarding the Bank's execution or non-execution of instructions of any kind or any objections regarding communications received shall be made immediately on receipt of the relevant notification and in any event within the period of time set by the Bank, failing which the Bank's actions or the communications in question shall be deemed to have been approved.

7.    Execution of Instructions

The Bank shall take all due care in executing instructions given. In the event of losses being incurred through failure to execute or delayed execution of instructions (not including instructions regarding stock exchange transactions), the Bank shall be liable for loss of interest only, unless its attention has been drawn by letter or fax in each particular case to the imminent risk of damages in excess of loss of interest.

8.    Right of Lien and Offset

The Bank shall have a right of lien on all assets held at the Bank or elsewhere for the account of the Client and a right to offset all monies owing to the Client against any amounts owed by the Client to the Bank, irrespective of maturity date or prescription. Such rights shall also apply to all advances or loans, whether secured or unsecured. The Bank shall be entitled to realize the pledged assets without further formality or by forced sale at its discretion, should the client be in default of payment.


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

General Business Conditions                                           Page 2 / 2


                                                                        103e0801
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9.    Current Account Transactions

The Bank shall credit or debit the Client's account for interest, commissions and taxes quarterly, half-yearly or annually, at its own discretion. The Bank reserves the right to revise its interest and commission rates at any time so as to adapt them to conditions on the money market; the Client shall be notified of all such changes.

      Regardless of receipt of signed statements of acceptance, all statements of account issued by the Bank, as well as all credit or debit advices, shall be deemed to have been approved unless challenged within one month. Express or tacit acceptance of statements of account shall imply approval of all the items contained therein and of any reservations made by the Bank.

      Should the Client issue instructions for the execution of several different transactions of a total value exceeding his/her credit balance, the Bank shall be entitled, irrespective of the date of receipt of such instructions or the order in which they are received, to exercise its discretion in deciding which transactions are to be executed.

10.   Foreign Currency Accounts

The Client's foreign currency balances shall be deposited by the Bank in its own name but pro rata for the account of and at the risk of the Client with correspondents regarded by the Bank to be of good standing either within or outside the currency area in question. The Client shall in particular bear the risk of all statutory or administrative restrictions or charges imposed in the countries concerned. The Bank shall have the right at any time to discharge its obligations through the remittance of cheques drawn on correspondents or the assignment of the equivalent proportion of its foreign currency claims.

      The Client may dispose of foreign currency balances through sale of same, through the remittance or drawing of cheques, through the purchase of securities and through transfers; any other means of disposal, however, shall be subject to the approval of the Bank. Payments to the Client's account in foreign currency shall, in the absence of the Client's express instructions to the contrary, be credited in Swiss francs unless the Client holds an account in the foreign currency concerned. Settlements shall be effected at the exchange rate applying on the date on which the foreign currency becomes available to and can be disposed of by the Bank.

11.   Bills of Exchange, Cheques and Other Instruments

The Bank shall have the right to redebit discounted or credited unpaid bills of exchange, cheques and other negotiable instruments. Until such time as all debts outstanding shall have been settled, the Bank shall retain rights devolving on it under the regulations governing bills of exchange and cheques or any other rights to enforce payment in full of the amounts for which any person is liable in respect of the instruments in question. To the extent that any claims are made against the Bank with regard to any foreign bills of exchange or cheques within the stipulated period of limitation in the country or countries concerned, the account holder shall be liable for any damage that may be incurred.

12.   Termination of Business Relations

Without prejudice to any written agreements to the contrary, the Bank may terminate any business relations with immediate effect, in particular credit facilities whether agreed upon or utilized.

13.   Saturdays to be treated as Public Holidays

For all business transactions with the Bank, Saturdays shall be deemed to be equivalent to officially recognized public holidays.

14.   Applicable Law and Place of Jurisdiction

All legal aspects of the relationship between the Client and the Bank shall be governed exclusively by Swiss law. The place of performance, the exclusive place of jurisdiction for all legal proceedings and the venue for enforcement of payment (the latter only for clients domiciled abroad) shall be Zurich 1, with right of appeal to the Swiss Federal Supreme Court. The Bank, however, is also entitled to institute legal proceedings against the Client before any competent court at his/her domicile or any other court having jurisdiction.

15.   Amendments

The Bank reserves the right at any time to amend the contractual provisions. Such amendments shall be notified to the Client in an appropriate manner and, in the absence of any objections, shall be deemed to have been accepted after a period of one month has elapsed.


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Safe Custody Regulations                                              Page 1 / 3


                                                                        104e0801
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A.    General Conditions

1.    Acceptance of Items for Safe Custody

The Bank will accept

a) securities of all kinds (stocks, bonds, mortgage bonds, mortgage deeds, money market paper, etc.), insurance policies and documents for deposit in open safe custody accounts;

b)    marketable precious metals for deposit in open safe custody accounts;

c) money and capital market investments not evidenced by securities for entry on and deposit on open safe custody accounts;

d) documents and valuables of all kinds unsuited for open custody for deposit in sealed safe custody accounts.

The Bank is entitled to refuse acceptance of any or all items for safe custody without stating the reason.

2.    Duration of Contract

As a rule the contract will be of indefinite duration and will not become invalid on the death, incapacity or bankruptcy of the client.

      The depositor or another authorized person shall have the right to remove items held in custody at any time, subject to prior notification. The Bank shall have the right to require items in safekeeping to be removed at any time, without giving reasons.

3.    Safe Custody Receipts

The Bank shall normally acknowledge the receipt of items for safekeeping by issuing a formal receipt bearing as exact a description as possible of the items accepted for said purpose. Safe custody receipts issued by the Bank shall be non-transferable and non-pledgeable.

      Withdrawals of items held in safekeeping shall be effected against receipt.

4.    Safe Custody involving more than one Depositor

If items are placed in open safe custody by more than one depositor, right of disposal shall be governed by the rules stipulated to the Bank with respect to the account in question. If items are placed in sealed safe custody by more than one depositor, the depositors, unless otherwise agreed, shall have joint right of disposal only.

      Both, or as the case may be, all joint depositors shall be liable to the Bank jointly and severally for any claims arising in connection with the safekeeping of the items deposited.

5.    Insurance of Items in Transit

Unless otherwise agreed, the Bank shall arrange for the customary insurance under its own insurance policy, at the expense of the depositor, to cover securities and valuables entrusted to it for transport.

6.    Safe Custody Fees

The Bank may charge safekeeping fees which it shall itself determine; the fees shall be based on the currently valid schedule of rates. Any alterations to such charges shall be notified to the depositor. The Bank shall have the right to levy additional charges for any non-routine services it provides as well as for extra expenses incurred in connection therewith.

B.    Special Conditions for Open Safe Custody Accounts

7.    Safekeeping

a) The Bank shall treat securities and valuables handed over to it for safekeeping with the same degree of care as it exercises in regard to its own.

b) The depositor expressly agrees that the Bank may deposit all or part of the securities and valuables placed in its custody in a collective deposit, either at the Bank itself or at another bank or in a collective deposit centre. Individual depositors will therefore be entitled to a co-ownership share in the total collective deposit proportional to their individual holdings.

c) Unless otherwise agreed, the Bank shall arrange for any securities or valuables located abroad to be held in safekeeping and administered by a correspondent bank or collective deposit centre of its choice in its own name, but for the account of and at the risk of the depositor, in accordance with local custom and procedure.

d) Drawn securities in a collective deposit shall be apportioned by the Bank by means of a second drawing procedure which shall have the same regard for the interests of all co-owners as that applying to the original drawing procedure.


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Safe Custody Regulations                                              Page 2 / 3


                                                                        104e0801
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8.    Custodial Services

The Bank will perform the following services for the depositor without specific instructions as from the day the items are deposited:

a) the collection or best possible realization of all interest and dividend coupons falling due and of sums due for repayment;

b) the supervision of drawings, calls for redemption, subscription rights and repayments of principal on debt issues on the basis of the publications available and without any liability with respect hereto;

c) the procurement of new coupon certificates and the exchange of interim for definitive certificates.

            In the case of instruments not evidenced by securities as in 1 c) above, whose securitization is deferred, the Bank is entitled

a)    to have existing securities annulled;

b) for the period during which such investments are entered on the account to perform the usual custodial services, to give appropriate instructions to the issuer of such securities and obtain any necessary information from the latter;

c) to demand from the issuer the printing and delivery of the securities at any time;

d)    to act as principal in executing stock exchange orders.

            The Bank shall further carry out the following transactions if expressly so instructed in writing and in good time by the depositor:

a) effecting conversions. In the absence of specific instructions from the depositor within the prescribed time, the security in question will not be renewed and the amount due will be credited to the depositor;

b)    effecting payments in respect of securities not fully paid up;

c) collection of interest payments and repayments of principal falling due on mortgage loans;

d) exercise or sale of subscription rights. Unless the Bank receives instructions to the contrary from the depositor by the day preceding that of the last stock exchange quotation -- or, in the case of unlisted or foreign securities, within a reasonable time -- it shall be entitled to sell said subscription rights at best.

9.    Statements of Safe Custody Account

The Bank will generally provide the depositor with regular six-monthly statements of the items being held in safekeeping for verification by the depositor.

      Such statements of account shall be deemed to have been accepted as being correct unless the Bank receives a written objection within four weeks of their delivery.

C.    Special Conditions for Sealed Safe Custody Accounts

10.   Custody

The Bank shall keep securities and valuables entrusted to its custody in a safe place and with due care.

      Sealed deposits shall be lead-sealed or otherwise sealed in such a manner as to prevent their being opened without the lead or other seal being broken or damaged.

11.   Content

Sealed deposits shall not contain any objects that are flammable or otherwise dangerous or unsuitable for safekeeping on bank premises. The depositor shall be liable for any damage incurred as a consequence of nonobservance of this rule.

      The Bank shall have the right to inspect the contents of such deposits in the presence of the depositor or of his authorized representative or, if neither is available, in the presence of a notary public.

12.   Liability

The Bank shall decline liability unless it is demonstrated that damage has been caused by gross negligence on its part. The extent of its liability shall in any case be limited to the declared value of the item or items concerned.

13.   Withdrawal of items

On withdrawing items deposited, the depositor shall verify that the seal is intact. By accepting a receipt for the items withdrawn the Bank shall be released from all further liability.

D.    Special Conditions for Collective Gold Deposits and Gold Accounts

14.   Collective Gold Deposits

a) In regard to collective gold deposits, the Bank holds in its own name at home and abroad both on its own premises and at other institu-


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Safe Custody Regulations                                              Page 3 / 3


                                                                        104e0801
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      tions a minimum amount in gold of a fineness of not less than 995/1000 corresponding to the total quantity of gold deposited with it. Gold deposits are accounted for either in the form of a number of negotiable units or in fine weight.

      Marketable gold coins of no special numismatic interest at the time of deposit are held in safekeeping in separate collective deposits, sorted by type. The depositor is not entitled to demand delivery of coins struck in a particular year or in a particular mint.

b) The depositor is entitled, subject to notification being given, to have a quantity of gold corresponding to his co-ownership share withdrawn and delivered to him/her. In this event the Bank shall hand over the proportionate quantity of gold in accordance with the legislative provisions currently in force.

15.   Gold Accounts

a) The holder of a gold account has a claim enforceable against the Bank to a quantity of gold of minimum fineness 995/1000 corresponding to the credit balance of his account. Gold account balances do not bear interest.

b) The holder of a gold account is entitled to have a quantity of gold corresponding to the credit balance of his account delivered to him/her in accordance with the legislative provisions currently in force. The gold shall be made ready for delivery in the period of time which the Bank requires for this purpose.

            The Bank has the right to deliver bars of any size with a minimum fineness of 995/1000 and to take into account the manufacturing charges applicable at the time of delivery. The fine weight of the bars delivered shall be debited to the gold account. Any remaining claim shall be settled in the form of a credit entry calculated on the basis of the prices quoted on the Zurich gold market.

16.   Delivery to Another Place

On receipt of written instructions from a depositor or gold account holder, the Bank will also deliver the gold to another place, provided that such delivery be practicable and in conformity with the legal provisions in force in that place.

The delivery to another place shall, moreover, be effected at the expense and at the risk of the depositor or gold account holder.

17.   Exceptional Circumstances

In exceptional circumstances, e.g. in the event of war, transfer restrictions etc., the Bank shall have the right to deliver the gold at the expense and at the risk of the depositor or gold account holder to such place and in such manner as it considers best.

18.   Taxes, Duties and Other Charges

Any current or future taxes and duties shall be borne by the depositor or gold account holder.

E.    Special Conditions for Other Metals

The term "other metals" refers to silver, platinum and palladium. Special provisions apply to the safekeeping and delivery of these metals.


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Order and Application for Shareholder Registration /                  Page 1 / 2
Authorization to Transfer Registered Shares


                                                                        126e0302
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Account name

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I/We hereby instruct and authorize Bank Vontobel AG, Zurich (hereinafter called
"the Bank") to arrange for registered shares purchased by myself/ourselves to be entered in the share register of the companies concerned.

|_| as natural person
================================================================================

|_| Mr                                   |_| Ms
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last name                                first name(s)

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street address                           postal code, town

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nationality                              date of birth

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residence permit

|_| Yes (please enclose a copy of        |_| No
         the residence permit)
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|_| as legal entity
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company

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street address                            postal code, domicile, country

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registered as (PLC, foundation, etc.)    sector of industry

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field of activity (according to articles of incorporation,
foundation deed, etc.)

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distribution of shareholders, companies etc. by nationality

Switzerland             %                 %                %                  %
-------------------------  ----------------  ---------------  ------------------

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Please forward company communications to the undersigned in

|_| German       |_| English             |_| French              |_|
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|_| to the above address
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|_| to the following address (address for correspondence)
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Transfer of dividends
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BC No.               BP-ID        Reference number (to be completed by the Bank)
8757                 CH104026
Bank Vontobel AG
Bahnhofstrasse 3, CH-8022 Zurich

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Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Order and Application for Shareholder Registration /                  Page 2 / 2
Authorization to Transfer Registered Shares


                                                                        126e0302
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Conditions of registration

I/We acknowledge that the company can refuse to accept me/us, entirely or in part, as shareholders with voting rights on the basis of the registration rules specified in the articles of incorporation. I/We declare that we hold the shares:

|_| for my/our own account and as my/our legal and financial property and not as trustee or otherwise for any third party.

|_|   as nominee/trustee in my/our name but for the account of third parties.

I/We shall inform the Bank if I/we deviate in individual cases from the principle indicated above.

Authority to forward information

The Bank is authorized to make this application available to the companies concerned, i.e. to forward to them the information stated here as well as any later alterations. This also applies to alterations which become known to the Bank in the course of the banking relationship.

Authority to transfer

I/We herewith authorize the company concerned, in the event of my/our shares being subsequently sold, to endorse or assign the shares in my/our name. This authority also applies to shares already registered in my/our name.

This authority shall not expire on the death or legal incapacity of the principal(s).

Deferred printing of share certificates

I/We acknowledge that any instruction to transfer non-certificated registered shares or to have share certificates printed and distributed must be issued through the Bank.

================================================================================
Place and date                          Signature of the Principal


--------------------------------------  ----------------------------------------


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50

Authorization to Subscribe Shares/Units in Currency, Options, Futures, Commodity and Hedge Funds

                                                                        114e0801
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Account Name

--------------------------------------  ----------------------------------------

1. This authorization applies to the subscription of shares/units by Bank Vontobel AG (hereinafter called "the Bank") in its own name but by order and for the account of the undersigned. It does not obligate the Bank to subscribe any such shares/units in any particular case.

2. The currency, options, futures, commodity and hedge funds concerned are those of foreign investment companies with special risks which are not authorized to promote their shares/units in Switzerland. Their investment policy permits substantial investments in speculative financial instruments (short and long positions in securities, currencies, options, futures, commodities and other derivatives).

      The investment policy of the individual investment companies is set forth in the funds' regulations; these describe their particular characteristics in detail and will be made available to the undersigned on request.

3. The undersigned confirms that the Bank has expressly drawn his/her attention to the particular risks and characteristics of investments in such instruments. He/She hereby releases the Bank from any responsibility for recommending and carrying out such transactions.

4. The undersigned has taken due note that under the funds' regulations the sale or redemption of such shares/units may be subject to a notice period of up to several months. He/She also acknowledges that the regulations of some investment companies allow them to use assumed prices in calculating the value of their shares/units if definitive prices of individual investments are unavailable for a particular period. The funds' regulations may also permit the payment of the redemption value of the shares/units to be withheld - without the investor being eligible for interest - until the exact value of such shares/units can be determined.

================================================================================
Place and date                          Signature


--------------------------------------  ----------------------------------------


Bank Vontobel AG

                        Bank Vontobel AG, Bahnhofstrasse 3, CH-8022 Zurich Telephone +41 (0)1 283 71 11, Telefax +41 (0)1 283 76 50